Exhibit 7

Transactions in Securities of the Issuer

EVOGENE LTD.

Reporting Person	Nature of the Transaction	Securities Purchased/ (Sold)	Price Per Security (US$)	Date of Purchase/ Sale

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	153,000	0.69	08/07/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	250,000	0.71	08/10/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	53,900	0.55	08/10/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	27,000	0.64	08/10/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	49,188	0.66	08/10/2026